	EXHIBIT NUMBER (21)
	TO 2004 FORM 10-K

NORTHERN TRUST CORPORATION SUBSIDIARIES AS OF MARCH 1, 2005
	Percent Owned	Jurisdiction of Incorporation

The Northern Trust Company	100%	Illinois
Norlease, Inc.	100%	Delaware
TNT-NL Leasing I, Inc.	100%	Delaware
TNT-NL Eurolease I, Ltd.	100%	Bermuda
TNT-NL Eurolease II, Ltd.*	100%	Bermuda
Clenston Ltd.*	100%	Bermuda
BAFSC/TNT-NL CX HUL I, Ltd.*	75%	Bermuda
BAFSC/TNT-NL CX HUO, Ltd.*	75%	Bermuda
MFC Company, Inc.	100%	Delaware
The Northern Trust Company, Canada	100%	Ontario, Canada
Nortrust Nominees, Ltd.	100%	England
The Northern Trust Company U.K. Pension Plan Limited	100%	England
The Northern Trust International Banking Corporation	100%	Edge Act
The Northern Trust Company of Hong Kong Limited	99.99%	Hong Kong
Northern Trust Fund Managers (Ireland) Limited	100%	Ireland
Northern Trust Global Investments (Europe) Limited	100%	England
Helaba Northern Trust GmbH	50%	Germany
Northern Trust (Ireland) Limited	100%	Ireland
Northern Trust Investor Services (Ireland) Limited	100%	Ireland
Northern Trust Custodial Services (Ireland) Limited	100%	Ireland
Northern Trust Fund Services (Ireland) Limited	100%	Ireland
Nortrust Nominees (Ireland) Limited	100%	Ireland
Northern Trust Property Services (Ireland) Limited	100%	Ireland
Northern Trust Management Services Limited	100%	England
The Northern Trust Scottish Limited Partnership	99%	Scotland
Northern Trust Luxembourg Capital S.A.R.L.	100%	Luxembourg
Northern Trust Partners Scotland Limited	100%	Scotland
Northern Trust GFS Holdings Limited	99%	Guernsey
Northern Trust Guernsey Holdings Limited	99%	Guernsey
NTG Services LLC	100%	Delaware LLC
NT Mortgage Holdings LLC	100%	Delaware LLC
Northern Trust Investments, National Association	100%	National
RemitStream Solutions, LLC	19%	Delaware
Northern Trust Holdings Limited	100%	England
Northern Trust Global Services Limited	100%	England
Northern Trust Luxembourg Management Company S.A.	99.99%	Luxembourg

Northern Trust of Florida Corporation	100%	Florida
Northern Trust Cayman International, Ltd.	100%	Cayman Islands,
		BWI
Northern Trust (New Zealand) International Limited	100%	Florida
Northern Trust Bank of Florida, N.A.	100%	National Bank
Realnor Properties, Inc.	100%	Florida
Realnor Special Properties, Inc.	100%	Florida
Realnor Hallandale, Inc.	100%	Florida
Realnor 1177, Inc.	100%	Florida
Northern Annuity Sales, Inc.	100%	Florida

NORTHERN TRUST CORPORATION SUBSIDIARIES AS OF MARCH 1, 2005 (continued)
	Percent Owned	State of Incorporation

Nortrust Holding Corporation	100%	Arizona
Northern Trust Bank, N.A.	100%	National Bank
Northern Trust of California Corporation	100%	Delaware
Northern Trust Bank of California N.A.	100%	National Bank
Metroplex Bancshares, Inc.	100%	Texas
Metroplex Delaware Financial Corporation	100%	Delaware
Northern Trust Bank of Texas N.A.	16.2%	National Bank
Fiduciary Services Inc.	100%	Texas (Inactive)
Northern Trust of Texas Corporation	100%	Texas
Northern Trust Bank of Texas N.A.	83.78%	National Bank
Northern Trust Bank, FSB	100%	Federal Savings Bank
Northern Trust Holdings L.L.C.	100%	Delaware
Northern Investment Corporation	100%	Delaware
Northern Investment Management Company	100%	Delaware (Inactive)
Northern Trust Securities, Inc.	100%	Delaware
Northern Trust Services, Inc.	100%	Illinois
Nortrust Realty Management, Inc.	100%	Illinois
The Northern Trust Company of New York	100%	New York
Northern Trust Retirement Consulting, L.L.C.	100%	Delaware (Inactive)
Northern Trust Global Advisors, Inc.	100%	Delaware
NT Global Advisors, Inc.	100%	Ontario, Canada
Northern Trust Global Advisors, Limited	100%	England
The Northern Trust Company of Connecticut	100%	Connecticut
Northern Trust Global Investments Japan, K.K.	100%	Japan
NTC Capital I	100%	Delaware
NTC Capital II	100%	Delaware
Northern Trust European Holdings Limited	100%	England
Equilend Holdings LLC	10%	Delaware

*	Indirectly owned by Norlease Inc. through Delaware business trusts.